EXHIBIT 99.1
Transcript

Q3 2008 Earnings Call - ChinaCast Education Corp.	11/11/2008 08:00 (ET)

Operator: Good morning and welcome to the ChinaCast Education Corporation  Third Quarter 2008 Earnings Conference Call. With us today are Ron Chan, Chairman and Chief Executive Officer; Tony Sena, Chief Financial Officer. Mr. Chan will commence today's call. The press release of the third quarter earnings is available on the ChinaCast Investor Relations website at www.chinacasteducation.com. This call is being recorded and a replay will be available starting two hours after the call concludes.

You can listen to the replay either on the company's website or by calling toll free in North America, 1888-203-1112. International callers can dial 1-719-457-0820. The passcode for the replay is 315-9341. As a reminder, please note that the discussion today may contain forward-looking statements made under the Safe Harbor provision of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements involve inherent risks and uncertainties as such results may materially differ from the views expressed today. A number of potential risks and uncertainties are outlined in the company's public filings with the SEC. The company does not undertake any obligation to update any forward-looking statements except as required under applicable law.

I'd now like to turn the call over to Ron Chan, Chairman and CEO of ChinaCast Education Corporation. Go ahead Mr. Chan.

Ron Chan Tze Ngon, Chairman and Chief Executive Officer

Thank you. Good morning to those of you listening from North America and good evening to those participating in the call from Asia. Today we will be reviewing with you our results for the third quarter and first nine months ended September 30, 2008. We will review our business outlook and take your questions.

One of the things I would like to touch upon, given the gyrations in the financial markets of late is the broader macroeconomic climate and unusual events in China in 2008.

The earthquake in May and preoccupation with the Olympic Games have thankfully not had any negative effect on our business. At most we had a few students who did not resume their study in the fall, but enrollments on the whole remained solid. While China is witnessing the effect of the turbulence in global financial markets and weaker foreign demand for Chinese goods, we have not seen material effects in the education sector in China.

Recently, the Chinese government announced measures to ease credit, cut tax and embark on massive infrastructure spending, roughly about US$586 billion over the next two years to boost domestic demand and offset adverse economic conditions, which naturally we hope will be effective.

It is our belief that in changing times, education and retraining becomes all the more important for people to enhance their job prospects and prepare for the future and this belies the trends for continued growth in education spending in China in the coming years.

Turning to the highlights of the quarter, I am pleased with the performance of our, both our e-learning group and the traditional university group now contributing to our results for the second reporting period. Revenues are up by 58% since the third quarter of last year, thanks to the contribution of the Foreign Trade and Business College and to increasing service revenue in the e-learning group.

Gross profits increased by 62% and gross profit margin is 58%, that's a bit stronger than last year. Cash flow from operations for the third quarter was roughly RMB96.7 million dollars, a 203% increase year-over-year. Net income increased by 17% in the third quarter as compared with last year and the margin was up 25 – was 27%  ???. Were we to adjust for the share-based compensation, net income would have increased by 26% for the quarter reflecting a net margin of 30%.

My team and I remain focused on developing the synergies between e-learning and traditional education service of the university group. We also seek to further enhance our offerings and scale if the right opportunity arises, and with US$73 million in cash or cash equivalents, we feel we have sufficient means to achieve our goals.

I would now like to turn the call over to Tony Sena, our Chief Financial Officer, who will review with you some of the key points of our financials. Tony?

Antonio Sena, Chief Financial Officer

Thank you, Ron. Good morning and good evening to everyone. Just before the conference we have uploaded some slides that are related to my section. They are on our website now, if you can download them.

I'd like to begin by reviewing the highlights of our income statement. If you have the slides please turn to slide number one. Revenue for Q3 amounted to RMB72.8 million or US$10.7 million, a 58% increase over the same period last year.

Service revenue increased from RMB38 million to RMB70.9 million, this is an increase of 87% due to growth in distance learning revenue and acquisition of FTBC, which is a private university in Chongqing.

Gross profit for Q3 amounted to RMB41.9 million or US$6.2 million, a 62% increase year-on-year for the same period. GP achieved was 58%, a 2 percentage point increase from last year. The increase in margin was due to better economy of scale, as well as a significant reduction, by 76%, in equipment sales. Equipment sales have very low margin.

Income from operations amounted to RMB25.1 million or US$3.7 million. This has increased from RMB15.8 million in 2007, an increase of 59%. However, net income was RMB19.7 million or US$2.9 million, an increase of 17% against Q3 last year. Consequently, net margin was 27% compared to 36.6% last year. Earnings per share, both basic and diluted, were $0.63 in Chinese currency RMB.

Please turn to slide number two. For the nine months through September 30, total revenue amounted to RMB206 million or US$30.3 million, a 60% increase year-on-year. Gross profit was US$16.3 million or RMB110 million, increased by 53%. This represent a gross margin of 54% compared to 57% last year. The lower gross margin this year was because of the acquisition of the University FTBC in Q2, which has a lower gross margin than the e-learning business.

Income from operations amounted to RMB61.2 million or US$9 million, an increase of 29%. Net income amounted to RMB53.7 million or US$7.9 million, and this was an increase from RMB43.9 million for the same period in 2007. Basic and diluted EPS for the nine months was RMB1.87, and RMB1.85 respectively, in U.S dollars terms, $0.28 and $0.27.

Please turn to the next slide cost and expenses for Q3. Overall, cost of revenue for Q3 increased by 53% mostly due to an increase in service cost of 136% after the acquisition of FTBC. As this, is placed together with a significant drop in equipment sales, consequently gross margin increased by 2% to 58%.

Selling and marketing expenses amounted to RMB2 million in Q3, an 18% increase over last year numbers. G&A increased by 33% to RMB16.6 million or US$2.4 million. Included in the G&A expenses were share-based compensation expenses that were significant in 2008; if we exclude share-based compensation expenses from our selling and marketing expenses, as well as G&A expenses, these expenses would have increased only by around 20% year-on-year.

And this was increase of 20% in G&A expenses was because of additional costs as a result of increase in corporate investment relations activities, fund raising activities, setting up the compliance work and also because of U.S. franchise tax that was charged to this quarter and not previously accrued.

Let us now turn to the balance sheet items; cash and cash equivalent dropped from RMB735 million at December 31, 2007 to RMB497 million at 30th of September 2008. The decrease was due to the acquisition of FTBC, but this is was offset by proceeds from fund raising activities, as well as our operating cash flow.

Total receivables increased from RMB35 million to RMB59 million and this is due to a seasonal factors, because we're comparing end of September with end of December last year. Total current assets decreased from RMB782 million to RMB570 million due to the drop in cash and cash equivalents. Property, plant and equipment on the other hand jumped from RMB11 million to RMB227 million due to the acquisition of FTBC.

Accounts payable increased from 13 million to 19.6 million. Total liabilities increased from 97 million to 347 million of all due to this customization of FTBC after acquisition. Our shareholders equity increased to US$142.7 million.

Please go to the next slide. Look that we have carried out two fund raising activities during the year. The warrant exercise in – at middle of the year throughout June added a total of 4.05 million shares, which have been included in EPS calculation in Q3. We have also carried out another fund raising activity where a total of 4.25 million shares were issued which will be included in Q4's calculation of earnings per share.

Let's go to the next slide. As previously stated ChinaCast estimates total revenue for 2008 to be between the range of 34.4 million to US$37.6 million representing a growth rate of more than 25% over 2007. Net income for 2008 is estimated to be in the range of 11.8 to US$14 million. This forecast reflects ChinaCast current and preliminary view, the actual results may differ materially.
We would like to turn the call now to your questions. Operator, could you please introduce the person with the first question. Christina?

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions]. Our first question is from Chenyi Lu from Brean Murray Carret.

Q – Chenyi Lu

Hi. Good morning. I just have a few questions that I would like to ask. First question regarding the – your M&A strategy. Can you discuss – I mean how many more schools do you plan to buy and also give me the time spent as to- how long will it take to -- for you to finish your M&A strategy? Thank you.

A – Ron Chan Tze Ngon

Well, on the M&A strategy, we have been very clear that we believe the physical school has a very simple business model and also has very good synergy with our existing e-learning business, so that is our direction. We do have a couple of potential that we have been discussing. All I can report is that things are progressing smoothly. In fact, because of the financial turmoil that we are facing, we approached some of these targets and tried to convince them to lower their expectation in the acquisition price and at least one of them has come back and agreed to a price reduction. So, I would expect that we should be able to announce something as soon as we can.

Q – Chenyi Lu

So, do you still expect to acquire in total of three to five schools for the next three to five years?

A – Ron Chan Tze Ngon

Yeah. This is our plan. This is our target.

Q – Chenyi Lu

Okay. Great. Thank you. Let's move on to my next question. Can you discuss the – I mean we know the reason you are buying the FTBC is because you want to get some synergy from the school as to create additional content to appeal to certain students. So, can you discuss as to what's the intent in terms of the new content and new classes potentially could offer to a student. Thank you.

A – Ron Chan Tze Ngon

Yes. FTBC actually is very active in comparing new curriculums. We are currently doing two things. One is that we have – we do have some preparation and we are reporting those preparations to the Ministry of Education. So, that has been done and we're waiting for the Ministry of Education's approval for us to introduce new degree programs into our regular curriculum, this is one. The second one is that we are actually preparing for some summer studies in the U.S. for our students. So, these are the two areas that you'll see that we'll move forward very quickly. So, these are the two things that we're doing. Currently, we have applied to the Ministry of Education on two additional courses – additional degree programs, that is one. And by this summer, we will have students actually attending summer classes through our cooperating university in the U.S.

Q – Chenyi Lu

Great. Just one clarification question. Regarding the franchise tax, does that – I mean I heard that it is included in the G&A expenses, is that correct?

A – Antonio Sena

Yeah. It is now reclassified – it's classified in under G&A expenses. That's correct.

Q – Chenyi Lu

Okay. Great. Thank you. And that's all my questions.

A – Ron Chan Tze Ngon

Thank you, Chenyi.

Operator: We'll now go to Ping Luo with Global Hunter Securities.

Q – Ping Luo

Thank you. So, regarding the – we know in this quarter, we have a high SG&A, but we probably just some one-time cost related to financing and SOX and some professional fees at least. So, I assume from next quarter, we can thus see SG&A return to a normal kind of percentage of revenue, is that the case?

A – Ron Chan Tze Ngon

Ping, actually we are facing a pretty steep price increase from our auditors Deloitte. I think in their view it is our auditing, because now we have FTBC, so they will have to do a lot of additional work and even for Q3 they actually have sent a team to FTBC to do the auditing. And also the 404, the Sarbanes-Oxley internal control whistle blowing and all these activities are actually undergoing. I think for Q4 you will also see that we are going to incur quite a bit of expenses in these professional services. That's nothing to do with the fund raising anymore. It is now with our internal control setup and also Sarbanes-Oxley and also the additional auditing work.

A – Antonio Sena

I would like to add that a lot of these expenses are, to a certain extent, non recurring because some of those like for example Sarbanes-Oxley setup cost and things like that will not repeat next year. And we will – actually we will make big efforts in moving forward and try to contain the G&A expenses.

Q – Ping Luo

But then for the share-based compensation, do we – are we seeing a higher number in Q4?

A – Antonio Sena

No, no. Q4, in fact the pattern for the share-based compensation in Q4 will be very much similar level to Q3. However -moves to Q1 next year there will be like additional shares that we issued, being vested and that would have additional share-based compensation charges in Q1.

Q – Ping Luo

Okay. Got it. Thank you.

A – Antonio Sena

All those, actually has been disclosed in the financial statements under share-based compensation.

Q – Ping Luo

Okay. Thank you. My second question is regarding your, the e-learning business. We understanding that part – probably the growth, the focus of the growth in the near future is in the university business. So, on the e-learning side, any strategy to grow that segment?

A – Ron Chan Tze Ngon

On the e-learning side, as I've explained it to a lot of people, we have been doing that for the last eight years. We have universities and we have three ways to expand the business, one is to sign up more universities, the second one is to encourage each of the university to roll out more programs under the network. And then on the third and as for each program we have more – to enroll more students.
But as the course became more and more mature, then we will see. Actually each year it is not only the increase on the student – the net increase on the student that you'll see – that we are recruiting every year, because we have graduating students. So these are the net effect. So we do have a team that works very hard on these three fronts. One is to have more universities and have more programs and then each program have more students. So we are working very closely with the universities. And we are also working very closely to expand into other corporate and enterprises. So you would – I think by end of this year you will see that we will be adding some new users, brand new users in that area.

Operator: [Operator Instructions].

Q – Ping Luo

Hello, yes. Hello.

A – Ron Chan Tze Ngon

Yes. Hi.

Q – Ping Luo

Okay my last question is regarding FTBC and we understand this quota for each year and how many students you can enroll. And you said that you're going to reach 12,000 students capacity in 2011. And so, I would like to know after 2011 what kind of capacity  to expand at FTBC. And for that matter, if you acquire new university, how do you expand the university after you've reached the full capacity in two or three years?

A – Ron Chan Tze Ngon

Well, we actually have looked into that very closely because we are now spending more and more time including myself in FTBC. One of the ways to do that is to open up auxiliary campuses because you cannot – because all of the university students has to live on-campus. So – in other words all of our students at FTBC actually live on campus. So the campus, the dormitory space is actually one of the main facility, so we're actually monitoring very closely. So one of the things to – one of the ways to expand beyond the full capacity of the current campus beyond 2011 or 2012, I think it's to expand into auxiliary campuses. We actually have started looking at some of the close by facilities that we can use.

Q – Ping Luo

Yeah. That was my question. Thank you, Ron and Tony.

A – Ron Chan Tze Ngon

Thanks, Ping.

Q – Ping Luo

Thank you.

A – Antonio Sena

Thank you.

Operator: And our next question will come from Howard Zhou with Roth Capital Partner.

Q – Howard Zhou

Hi, guys, another solid quarter. Most of my questions have been asked. I just have one house maintenance question. Gross margin for FTBC in third quarter was 32.8% according to the 10-Q you've filed. Could you quickly remind me what was the gross margin in the second quarter for FTBC, is that 28.4%?

A – Antonio Sena

It's 28%, yes, 28 plus percent.

Q – Howard Zhou

What's the reason for the margin increase?

A – Antonio Sena

In the third quarter, we mentioned, we have new students for one quarter. And one of their issue with gross – with the gross margin, the operating margin was because of intangibles. And intangibles was calculated based on our existing students that we had at the time of acquisition. So some of those students that we have with, you know, they graduated and then the new students coming in. So that basically there is sort of a slight difference in the mix of – in the calculation of intangibles. And there are more students that are basically, that we acquired post acquisition. That's the reason why the margin is up. Total, for this quarter, total intangible amounted to RMB5 million.

Q – Howard Zhou

Okay.

A – Antonio Sena

So it's actually quite significant.

Q – Howard Zhou

Okay. And then how much do you expect for the next quarter?

A – Antonio Sena

Well, typically that will have, it will get more and more into the new students, so we basically we'll see, the intangibles come down a little bit over the next quarter and the margin will improve, and then it will stay that way for the next two-and-a-half quarters.

Q – Howard Zhou

Okay.

A – Antonio Sena

December quarter, January, March quarter and June quarter will be basically the same.

Q – Howard Zhou

Okay. Got it. Thank you.

A – Antonio Sena

There will be a 2 percentage point increase – improvement.

Q – Howard Zhou

Okay. Thank you.

A – Antonio Sena

Thank you.

A – Ron Chan Tze Ngon

Thanks, Howard.

Operator: [Operator Instructions] We'll go next to Berk Bickay with BBS Capital Management.

Q

Hey, good evening, Ron and Tony. First of all, I'd like to congratulate you on this cash flow generation of the business. It looks like you generated $14 million both cash from operations in Q3 and close to $22 million for the nine months. Could you tell us what was going on in this quarter compared to year ago? I am assuming that was related to FTBC acquisition?

A – Ron Chan Tze Ngon

That's great. There was also organic growth in our e-leaning business plus FTBC.

Q

Okay.

A – Ron Chan Tze Ngon

So hence our business sort of improved year-on-year.

Yeah. Because Berk before we acquired FTBC the operation is – was already generating positive cash flow. So we continue to generate positive cash flow within our e-learning business. And on the other hand FTBC definitely is also contributing to that matter. So, that's why our free – I mean our cash flow contribution is actually much more significant than before.

Q

Yes. I mean you hardly see companies that generate as much cash flow as their enterprise value in the given quarter. So there seems to be a big disconnect between what you guys do there and what the market sees your business as. I think people need to dig little bit deeper down the net income numbers, so they understand what you guys do. But, going into the fourth quarter, first of all it looks like your guidance is very conservative you haven't changed it yet, but because due to the recurring nature of your business it seems like you should – this guidance is conservative.

But, let say even if you just set your guidance should we except the cash flow from operations to be higher than the net income number again because of some of the receivable issues that you call late in the quarter – it's a strong quarter I believe to collect receivables and also the depreciation and the non-cash – a stock-based compensation, which is non-cash?

A – Antonio Sena

Yes. Q4 we expect that, Q4 to be a strong cash flow profit although not as strong as Q3, because Q3 is the start of the university enrolment year.

Q  Bert

Sure. But it should be a stronger quarter than Q2 right, in terms of cash flow?

A – Antonio Sena

Yes, yes, yes. Definitely, it will be stronger than Q2, and yes, Q2 and Q1…

Q

Okay. Great. And looking at the cash flow statement again, I see deposit for business acquisition of $2.8 million that showed up in this quarter I believe, is it?

A – Antonio Sena

That was something that we were applying to make an – to hope to move forward with the acquisition, we decided to renegotiate price. So, basically that money has actually come back – came back in this quarter.

Q

Understood, but renegotiations are still going with the same company?

A – Antonio Sena

Yes. Yes. Yes.

Q

Okay. And I am also assuming that --

A – Antonio Sena

It's an issue of price. Sorry. Go on.

Q

Sure. But I think Ron mentioned in his remarks, that one of the parties agreed on a lower price, are we talking about the same school, or is this a different school?

A – Antonio Sena]

It's the same school.

Q

So...

A – Antonio Sena

We basically – basically sort of – when I said is at the end of the quarter that was sort of something happened that we were planning to happen and it didn't happen so the money came back and then like the current discussion is moving forward.

Q

It's...

A – Antonio Sena

with the same company.

Q

Sure. And I'm assuming that we will be seeing it a cheaper multiple than what's been paid to FTBC and it should be nicely accretive, right?

A – Antonio Sena

Yes.

Q

Okay. Well that's great. And one final clarification question, again looking on the cash flow statement, collection of subscription receivables $12.9 million year-to-date in the first nine months is that warrant exercised money?

A – Antonio Sena

You are absolutely right.

Q

Okay. So, we have not seen yet the 10 million plus dollars with the Roth financing that should hit the fourth quarter correct?

A – Antonio Sena

That's correct, because the deal was closed on 1st October.

Q

October 1. Yes, I just wanted to clarify that so, before I mean, you are showing I believe $73 million of cash and the term deposit at the end of September 30, that number should be around 83 million plus what you are going to generate from operations in the fourth quarter, basically more than what's your market cap is?

A – Antonio Sena

Yes. That's interesting, isn't it?

Q

Yeah. Well. Sounds great. Thank you, guys. That's it.

A – Antonio Sena

Thank you.

A – Ron Chan

Thanks Berk.

Operator: [Operator Instructions] At this time, there are no other questions. I'll turn the call back to Mr. Chan for closing remarks.

Ron Chan Tze Ngon, Chairman and Chief Executive Officer

Well, thank you all for participating in our call today. In the first nine months of the year, we have achieved a key milestone with our acquisition of the Foreign Trade and Business College in Chongqing. We now have concluded two earnings reports that clearly demonstrate the benefit of this strategic move, which has translated into stronger revenues and earnings for ChinaCast. We continue to look for other similarly interesting targets that might enhance our offering. We open next year with our business model in place and financially well positioned to continue executing our strategy.

The stimulus package recently announced by the Chinese government should further benefit spending on education in the next 12 to 18 months, particularly in the Western Provinces where we have a strong presence. I also would like to note that Michael Santos, our Chief Marketing Officer will be presenting at the Signal Hill Educational Investment Conference in Baltimore on November the 20, and at the Roth Capital China Comes to Vegas Conference on November the 21, in Las Vegas. I would also like to take this opportunity to thank all of my colleagues that made all this good result possible.

Thank you once again for joining us and goodbye.

Operator: This concludes today's conference call. Thank you for joining us and have a wonderful day.

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